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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of Report (date of earliest event)  May 25, 1999
                                       -----------------------------------------

                               HARSCO CORPORATION
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             (Exact name of registrant as specified in its charter)


         Delaware                     1-3970                     23-1483991
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(State or other jurisdiction       (Commission                (I.R.S. Employer
of incorporation)                   File Number)              Identification
                                                              Number)


Camp Hill, Pennsylvania                              17001-8888
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(Address of principal executive offices)             (Zip Code)


Registrant's telephone number, including area code:      (717) 763-7064
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ITEM 5.  Other Events

     On May 25, 1999, the Company announced that it reached an agreement with the U.S. Government to settle a long-standing legal action in the U.S. Court of Federal Claims concerning the Company's former BMY Division and its contract for M109A2 military howitzers produced during the 1980s. Under the settlement agreement, Harsco has paid the U.S. Government $11 million. Both parties agreed to release all claims in the case. The settlement payment will be charged against an existing reserve in the second quarter. This case has been previously reported in the Notes to Consolidated Financial Statements of the Company under "Commitments and Contingencies".

     The agreement closes one of the remaining legal cases from the Company's former defense unit. Harsco ceased direct management involvement in the defense business in 1994 when it transferred the BMY Combat Systems Division into United Defense, L.P., a joint venture with FMC Corporation. In 1997, Harsco exited the defense industry by selling all of its interest in United Defense, L.P.

     The Company notes that forward-looking statements in this announcement involve risks and uncertainties. Actual results could differ materially from the expectations or assumptions expressed or implied herein. Factors that could affect actual results are listed from time to time in the Company's SEC reports. The Company does not intend to update this information and disclaims any legal liability to the contrary.


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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                          HARSCO CORPORATION
                                          ------------------
                                             (Registrant)




Date:  June 3, 1999                       By:  /S/ Salvatore D. Fazzolari
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                                               Salvatore D. Fazzolari
                                               Senior Vice President and
                                               Chief Financial Officer



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